EXHIBIT 23.2

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in this registration statement of our report dated June 27, 2005, relating to the financial statements and supplemental schedule of the Edison 401(k) Savings Plan (the “Plan”) appearing in the Plan’s Annual Report on Form 11-K for the year ended December 31, 2004, and to all references to our firm included in this registration statement

/s/ BDO Seidman, LLP

BDO Seidman, LLP

Costa Mesa, California

November 2, 2005